Exhibit 10.34
AMENDMENT NO. 8 TO TRANSACTION DOCUMENTS
Dated as of February 17, 2009
THIS AMENDMENT NO. 8 TO TRANSACTION DOCUMENTS (this “Amendment No. 8”) is entered into by and among MVL Film Finance LLC (the “Borrower”), MVL Productions LLC (“MPROD”), Marvel Entertainment, Inc. (“MEI”), Marvel Studios, Inc. (“Marvel Studios” and together with the Borrower, MPROD and MEI, collectively, the “Marvel Parties” and each a “Marvel Party”) HSBC Bank USA, National Association, in its capacities as Collateral Agent and Collection Account Bank (the “Collateral Agent”) and Ambac Assurance Corporation, in its capacity as Control Party (as defined in the Credit Agreement referred to below) (“Ambac”). All capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to below, or, if not defined therein, in the Master Agreement referred to below.
PRELIMINARY STATEMENTS:
(1) WHEREAS, reference is made to (i) the Credit and Security Agreement dated as of August 31, 2005 (the “Credit Agreement”) among the Borrower, the financial institutions and commercial paper conduits from time to time party thereto, General Electric Capital Corporation, as Administrative Agent, and the Collateral Agent, (ii) the Master Development and Distribution Agreement dated as of August 31, 2005 (the “Master Agreement”) among the Borrower, MPROD and Marvel Studios, (iii) Amendment No. 1 to Transaction Documents dated as of September 29, 2006 (“Amendment No. 1”), Amendment No. 2 to Transaction Documents dated as of February 21, 2007 (“Amendment No. 2”), and Amendment No. 3 to Transaction Documents dated as of April 13, 2007 (“Amendment No. 3”) each by and between the Borrower, MPROD, Marvel Studios, Marvel Characters, Inc., MVL Rights LLC, Ambac and the Collateral Agent, (iv) Amendment No. 6 to Transaction Documents dated as of September 17, 2008 (“Amendment No. 6”) by and among Ambac, the Collateral Agent, Marvel Studios, MPROD and the Borrower, and (v) Acknowledgement No. 1 to Transaction Documents dated as of April 6, 2007 (“Acknowledgment No. 1”), Amendment No. 4 to Transaction Documents dated as of January 15, 2008 (“Amendment No. 4”), Amendment No. 5 to Transaction Documents dated as of March 7, 2008 (“Amendment No. 5”), Amendment No. 7 to Transaction Documents dated as of December 5, 2008 (“Amendment No. 7”) each by and among Ambac, Marvel Studios, MPROD and the Borrower;
(2) WHEREAS, pursuant to Section 5.02(xix) of the Credit Agreement, a valid and enforceable Completion Bond for a Motion Picture is a precondition for the Initial Funding which is a Film-Related Advance for such Motion Picture; and
(3) WHEREAS, the Contingency required for such Completion Bond is ten percent (10%) of the Budget excluding certain items enumerated in Amendment No. 3; and
(4) WHEREAS, the Completion Guarantor has indicated it will be able to offer the Completion Bond at a significantly lower rate if the Contingency is increased; and
(5) WHEREAS, MEI is willing, at its option, to provide as a capital contribution to the Borrower, the additional increased Contingency amounts during all relevant time periods;

(6) WHEREAS, pursuant to Section 1.28 of the Iron Man License, the Maximum Budget for a Picture may be increased with Ambac’s prior written consent;
(7) WHEREAS, the Borrower has informed Ambac that it desires to increase the Maximum Budget for the Picture entitled Iron Man II and Ambac has agreed on the terms and conditions set forth herein to such increased Maximum Budget;
(8) WHEREAS, Ambac has informed the Borrower that it desires to modify the definition of Permitted Investments contained in the Credit Agreement and the Borrower has agreed on the terms and conditions set forth herein to such modified definition;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1. Completion Bond
(a) Each of the following defined terms is hereby added to Section 1.01(b) of the Credit Agreement in its proper alphabetical order:
“Contingency” means for each Motion Picture the sum of the Standard Contingency and the MEI Contingency Reserve Amount (if applicable pursuant to Annex 7.1) for such Motion Picture.
“MEI Contingency Reserve Account” means a segregated trust account in the name of the Collateral Agent maintained at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018 (ABA #021001088) to be established by the Borrower within twenty (20) Business Days of the date of this Amendment No. 8. Immediately upon establishment of the MEI Contingency Reserve Account, the Marvel Parties shall notify Ambac, the Collateral Agent and the Administrative Agent of the account number for such account.
“MEI Contingency Reserve Amount” means for each Motion Picture the greater of: (i) (A) with respect to Iron Man II, $31,489,260, (B) with respect to each Motion Picture with a Budget equal to or less than $181,500,000, $26,000,000 and (C) with respect to each other Motion Picture, an amount to be agreed to by the Control Party but not less than $26,000,000; and (ii) the amount by which the Contingency exceeds the Standard Contingency. For the avoidance of doubt, the Budget as set forth in (i) shall be inclusive of the Standard Contingency. In the event that the Budget for a Motion Picture is less than $181,500,000, the Control Party may, in its sole discretion, determine whether the MEI Contingency Reserve Amount for such Motion Picture may be reduced based on such lower Budget, the timing for delivery of such Motion Picture and such other factors as the Control Party deems relevant. The MEI Contingency Reserve Amount for a Motion Picture shall be reduced to such amount as so determined by the Control Party. The Control Party shall provide written notice of any such reduction to the Borrower, the Collateral Agent and the Administrative Agent.”

“MEI Contingency Reserve Requirements” means the requirement that prior to the Initial Funding which is a Film-Related Advance for a Motion Picture, MEI shall, as a capital contribution to the Borrower, deposit an amount equal to: (i) the MEI Contingency Reserve Amount for such Motion Picture into the MEI Contingency Reserve Account; and (ii) the MEI Paramount Pre-Sale Amount for such Motion Picture into the Borrower Blocked Account.
“Standard Contingency” means for each Motion Picture, ten percent (10%) of the Budget of such Motion Picture excluding the following items: (1) Marvel’s Affiliate Producer Fee; (2) any overhead costs of MPROD or any Marvel Company included in the Budget pursuant to the definition of Direct Negative Cost; (3) fees paid to the Completion Guarantor; and (4) for the avoidance of doubt, the Standard Contingency.
(b) The definition of Permitted Distribution in Schedule I of the Credit Agreement is hereby amended to add at the end thereof as follows:
“Notwithstanding the forgoing, the Collateral Agent shall make the payments contemplated by sub-clause (iii) of the second paragraph of Section 3.06 of the Credit Agreement in accordance with such Section 3.06 of the Credit Agreement.”
(c) The definition of Budget in Section 1(a) of the Master Agreement is hereby amended and restated to read as follows:
““Budget” means, with respect to a Motion Picture, the final budget for such Motion Picture as approved in writing by the applicable Completion Guarantor on or prior to the date on which the principal photography for such Motion Picture commences (subject to later increases for Enhancements, if any), which budget has been prepared by the Development Company in accordance with standard practices in the United States motion picture industry and reflects an estimate of the Cost to Complete with respect to such Motion Picture, plus a contingency reserve of no less than the Standard Contingency which may be liquidated during production in the amount required by the applicable Completion Guarantor, and which final budget, once so approved, may be increased by MPROD or the applicable Production Company only if (i) with respect to any Enhancements, the applicable Completion Guarantor agrees in writing to cover such Enhancements under the applicable Completion Bond, and (ii) with respect to any Material Enhancements, the Control Party agrees in writing thereto; provided that, in the case of clauses (i) and (ii) above, if the amount of such final budget, as so increased, exceeds $165,000,000, the prior written consent of the Required Lenders shall also be required. For the avoidance of doubt, the MEI Contingency Reserve Amount for a Motion Picture shall not be included in the Budget for such Motion Picture.”

(d) Section 7(a)(viii) of the Master Agreement is hereby amended to add at the end thereof as follows:
“Increased Contingency Completion Bond. In the event that MPROD satisfies the MEI Contingency Reserve Requirements for a Completion Bond, the terms for such Completion Bond shall be modified from those set forth in Annex 7 as provided on Annex 7.1 (such modified Completion Bond referred to herein as an “Increased Contingency Completion Bond”). In connection with each Increased Contingency Completion Bond, the parties agree that the expenditure of the Contingency shall be: (i) first, from the Standard Contingency included in the applicable Budget; (ii) thereafter, from the applicable MEI Contingency Reserve Amount contained in the MEI Contingency Reserve Account.”
(e) Section 3 of the Credit Agreement is hereby amended to add the following new Section 3.06:
“Section 3.06 MEI Contingency Reserve Account. Within twenty (20) Business Days of the date of this Amendment No. 8, the Borrower shall establish the MEI Contingency Reserve Account with the Collection Account Bank. Without limiting Article IV of the Credit Agreement, the Borrower hereby grants a security interest to the Collateral Agent, for the benefit of the Secured Parties, in the MEI Contingency Reserve Account and all amounts and investments on deposit or held therein to secure all Obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Transaction Documents. The Borrower hereby agrees that the Collateral Agent shall have exclusive dominion and control over the MEI Contingency Reserve Account and that the Collection Account Bank will comply solely with instructions originated by the Collateral Agent (i) directing disposition of the funds or (ii) directing transfer or redemption of the financial assets in the MEI Contingency Reserve Account without further consent by the Borrower or any Marvel Company but with notice thereto; provided, that until the Collateral Agent provides notice to the contrary to the Collection Account Bank, the Collection Account Bank shall be entitled to comply with the investment directions originated by the Borrower without further consent by the Collateral Agent.
The Collateral Agent shall instruct the Collection Account Bank to withdraw funds from the MEI Contingency Reserve Account under the following circumstances: (i) upon notice (the form of which is attached hereto as Appendix A) from the Completion Guarantor that the Standard Contingency for a Motion Picture has been exhausted to fund the Production Price for such Motion Picture; (ii) upon notice (the form of which is attached hereto as Appendix B) from the Borrower that the Guarantor’s Aggregate Obligation for a Motion Picture has been exhausted to fund any amounts otherwise payable by the Completion Guarantor pursuant to the Increased Contingency Completion Bond for such Motion Picture to the Beneficiaries (as defined in such Increased Contingency Completion Bond); and (iii) upon both notice (the form of which is attached hereto as Appendix C) from the Completion Guarantor of Delivery of the applicable Motion Picture and notice (the form of which is attached hereto as Appendix D) from the Borrower to pay any remaining MEI Contingency Reserve Amount for such Motion Picture to MEI. Except pursuant to the conditions set forth above, the Borrower shall not instruct the Collection Account Bank to withdraw or transfer any funds or financial assets held in the MEI Contingency Reserve Account.

The taxpayer identification number associated with the MEI Contingency Reserve Account shall be that of the Borrower and the Borrower will report for federal, state and local income tax purposes, the income, if any, represented by the MEI Contingency Reserve Account. The Collection Account Bank and the Collateral Agent shall be entitled to rely on this Section notwithstanding any contrary provision herein and the Borrower agrees to enter into a separate control agreement with respect to the MEI Contingency Reserve Account pursuant to Section 4.07 of the Credit Agreement.”
(f) Attached to this Amendment No. 8 is Annex 7.1.
(g) Inclusion of the MEI Contingency Reserve Account in the Collateral. Section 4.01 of the Credit Agreement is hereby amended to add at the end thereof:
“(o) For the avoidance of doubt, the Collateral shall include the Borrower’s interest in the MEI Contingency Reserve Account and Article IV of the Credit Agreement shall apply to the MEI Contingency Reserve Account.”
(h) Authorization to Establish the MEI Contingency Reserve Account. Ambac hereby authorizes the Collateral Agent and the Collateral Agent hereby agrees to establish and control the MEI Contingency Reserve Account as contemplated by this Amendment No. 8. Ambac, as the Control Party, hereby authorizes and instructs the Collateral Agent to execute and deliver this Amendment.
SECTION 2. Maximum Budget for Iron Man II
With respect to the Picture entitled Iron Man II (“Iron Man II”), Ambac hereby consents to a Maximum Budget of not more than the amount set forth on Exhibit A. MSI hereby waives its Fixed Producer Fee for Iron Man II. For the avoidance of doubt, MSI’s Back-End Producer Fee for Iron Man II shall be an amount equal to five percent (5.0%) of the aggregate of the Gross Receipts and Co-Financing Amounts for Iron Man II. The Marvel Parties agree that all amounts received with respect to MSI’s Back-End Producer Fee for Iron Man II up to the Additional Amount shall be deposited into the Collection Account within five (5) Business Days after receipt.
SECTION 3. Definition of Permitted Investments
The definition of Permitted Investments set forth in Section 1.01(b) of the Credit Agreement is hereby amended and restated as follows:
““Permitted Investments” shall mean:
(a) cash (insured at all times by the Federal Deposit Insurance Corporation);

(b) direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;
(c) obligations of the following federal agencies of the United States which obligations represent the full faith and credit of the United States of America: (1) Export Import Bank; (2) Rural Economic Community Development Administration; (3) US Maritime Administration; (4) Small Business Administration; (5) US Department of Housing & Urban Development (PHAs); (6) Federal Housing Administration; (7) Federal Financing Bank; and (8) any other federal agencies of the United States which obligations represent the full faith and credit of the United States of America and are approved in writing by the Control Party;
(d) direct obligations of any of the following federal agencies which obligations are not fully guaranteed by the full faith and credit of the United States of America:
(i) senior debt obligations rated “Aaa” by Moody’s and “AAA” by S&P issued by the Federal National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHLMC);
(ii) senior debt obligations rated “Aaa” by Moody’s and “AAA” by S&P of the Federal Home Loan Bank System; and
(iii) senior debt obligations of other government sponsored agencies approved in writing by the Control Party and with notification to the Rating Agencies;
(e) dollar denominated deposit accounts, federal funds and bankers’ acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of “P-1” by Moody’s and “A-1” or “A-1+” by S&P and maturing no more than 360 calendar days after the date of purchase (ratings on holding companies are not considered as the ratings of the bank) ratings at the time of purchase must be “stable”;
(f) commercial paper, excluding asset-backed commercial paper (“ABCP”) and excluding extendable commercial paper, which is rated at the time of purchase in the single highest classification, “P-1” by Moody’s and “A-1+” by S&P and which matures not more than 90 calendar days after the date of purchase ratings at the time of purchase must be “stable”;
(g) investments in money market funds rated “AAAm” or “AAAm-G” or better by S&P (including those managed by the Collateral Agent or its Affiliates);
(h) debt obligations or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice, and
(i) which are rated, based on an irrevocable escrow account or fund (the “escrow”), in the highest rating category of S&P and Moody’s or any successors thereto; or

(ii) (A) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in clause (c) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such obligations or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (b) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the obligations or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;
(i) municipal obligations rated “Aaa” by Moody’s and “AAA” by S&P or general obligations of States of the United States of America with a rating of at least “Aa2” by Moody’s and “AA” by S&P; and
(j) investment agreements approved in writing by the Control Party with notification to the Rating Agencies.
Any Permitted Investment may be purchased by or through the Collateral Agent or its Affiliates. All Permitted Investments held in the Collection Account and Class A Liquidity Reserve Account, and Permitted Investments in the Borrower Blocked Account up to an amount equal to the Minimum Interest Reserve, shall mature no later than the following Quarterly Payment Date.”
SECTION 4. Representations and Warranties of the Marvel Parties.
4.1 The Marvel Parties each hereby represent and warrant to Ambac as follows:
(a) It is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b) The execution, delivery and performance by it of this Amendment No. 8 and each Transaction Document to which it is a party, and the transactions contemplated hereby and thereby, are within its limited liability company or corporate powers, have been duly authorized by all necessary limited liability company or corporate action, and do not (i) contravene, or constitute a default under, its constitutive documents, (ii) violate any Law or applicable writ, judgment, injunction, decree, determination or award except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on it or any of its properties, in each case which breach or default has not been permanently waived in accordance therewith or (iv) result in or require the creation or imposition of any Adverse Claim upon or with respect to any of its properties, other than Permitted Liens.
(c) No consent of any other Person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party that has not been obtained is required for the due execution, delivery or performance by it of this Amendment No. 8 or any Transaction Document to which it is or is to be a party.

(d) This Amendment No. 8 has been, and each Transaction Document to which it is a party has been, duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with the terms of such document, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.
4.2 In addition, the Marvel Parties each hereby represent and warrant to Ambac as follows:
No Event of Default, Potential Event of Default, MSI Default Event, MEI Event of Default or Acceleration Event has occurred and is continuing or would result from the execution, delivery and performance by it of this Amendment No. 8 and the transactions contemplated hereby.
SECTION 5. Reference to and Effect on the Transaction Documents, Etc.
(a) This Amendment No. 8 shall pertain only to the matters expressly referred to above and is effective only for the limited purposes set forth above, and shall not be deemed to authorize any other action or non-compliance on the Borrower’s, MPROD’s, MEI’s or Marvel Studio’s part.
(b) The Transaction Documents, as specifically modified by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Acknowledgment No. 1 and this Amendment No. 8 are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment No. 8 constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby.
SECTION 6. Execution in Counterparts. This Amendment No. 8 may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment No. 8. Delivery of an executed counterpart of a signature page to this Amendment No. 8 by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment No. 8.
SECTION 7. Governing Law. This Amendment No. 8 shall be governed by, and construed in accordance with, the internal laws of the State of New York.
SECTION 8. Amendment Fee. Within ten (10) days of execution of this Amendment No. 8, the Borrower shall pay to Ambac an amendment fee of $250,000 and this Amendment No. 8 shall only be effective upon such payment to Ambac.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 8 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMBAC ASSURANCE CORPORATION
By:	/s/ Matthew Tocks
	Name:	Matthew Tocks
	Title:	First Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
As Collateral Agent

By:	/s/ Andres E. Serrano
Name: Andres E. Serrano
Title: Vice President

MVL FILM FINANCE LLC

By:	/s/ Michael Ross

	Name:	Michael Ross
	Title:	SVP

MVL PRODUCTIONS LLC

By:	/s/ Ryan Potter

	Name:	Ryan Potter
	Title:	Secretary

MARVEL STUDIOS, INC.

By:	/s/ Tim Connors

	Name:	Tim Connors
	Title:	COO

MARVEL ENTERTAINMENT, INC.

By:	/s/ John Turitzin

	Name:	John Turitzin
	Title:	EVP, Office of the Chief Executive